CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus (the “Prospectus”)
which constitutes part of this Registration Statement on Form N-14 of our report dated
January 25, 2008, relating to the financial statements and financial highlights of Sentinel
Group Funds, Inc., which appears in the November 30, 2007 Annual Report to
Shareholders of Sentinel Funds, which is incorporated by reference into the March 28,
2008 and April 4, 2008 Prospectuses, which are also incorporated into the Prospectus.
We also consent to the reference to us under the heading "Financial Highlights" in the
Prospectus.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP New York, New York June 27, 2008